Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

of Ceridian Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-56822, 333-56828, 333-56818, 333-56820, 333-64944, 333-82466 and 333-122959) on Form S-8 of Ceridian Corporation of our reports dated April 20, 2005, with respect to the consolidated balance sheets of Ceridian Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Ceridian Corporation.

Our report dated April 20, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that Ceridian Corporation did not maintain effective internal control over financial reporting as of December 31, 2004, because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that describes those material weaknesses.

Our report dated April 20, 2005 contains an explanatory paragraph that states that the accompanying consolidated balance sheet as of December 31, 2003 and the related consolidated statements of operations, stockholders equity, and cash flows for the years ended December 31, 2003 and 2002 have been restated.

Our report dated April 20, 2005, notes that the company adopted the provisions of Statement of Financial Standards No. 142, “Goodwill and other Intangible Assets,” on January 1, 2002.

/s/ KPMG

Minneapolis, Minnesota

April 20, 2005